                                   EXHIBIT 3.1

                          ARTICLES OF INCORPORATION FOR
                              ROLLER COASTER, INC.

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)
                                 STATE OF NEVADA
                               SECRETARY OF STATE

----------------------------
FILED in the Office of the
Secretary of State of the
State of Nevada
December 12, 1995
No.: 21842-95
Dean Heller, Secretary of
State
----------------------------

    IMPORTANT: Read instruction on reverse side before completing this form.
                         TYPE OR PRINT (BLACK INK ONLY)

1.       NAME OF CORPORATION: ROLLER COASTER, INC.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

                                       Donald Bradley
                                       7551 W. Charleston Blvd., #35
                                       Boulder City, Nevada 89105

3. SHARES: (number of shares the corporation is authorized to issue) Number of Shares with par value: 25,000,000 Par Value: .001 Number of Shares without par value: 0

4. GOVERNING BOARD: shall be styled as (check one) X Directors 0 Trustees. The First Board of Directors shall consist of 2 members and the names and addresses are as follows:

         Jeff Bradley                  1522 Marita Drive  Boulder City, NV 89105
         John Katter                   3148 Nordic Drive  Sandy UT 84092

5. PURPOSE: The purpose of the corporation shall be:: General Business and Land Acquisition

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached: 0

7. SIGNATURES OF INCORPORATORS: the names and addresses of each of the incorporators signing the articles; (Signatures must be notarized).


     /s/ Jeff Bradley                                    /s/ John Katter
--------------------------------                   ----------------------------
Jeff Bradley                                       John Katter
1522 Marita Drive                                  3148 Nordic Drive
Boulder City, NV 89105                             Sandy, UT 84092

STATE OF NEVADA    )
                   ) SS.
COUNTY OF CLARK    )

On December 5, 1995, before me, Kristina A. Heffner Notary Public, personally appeared John Katter personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


                                             /s/ Kristina A. Heffner
                                             ----------------------------------
                                             Kristina A. Heffner

STATE OF NEVADA     )
                    ) SS.
COUNTY OF CLARK     )

On December 5, 1995, before me, Kristina A. Heffner Notary Public, personally appeared Jeff Bradley personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


                                             /s/ Kristina A. Heffner
                                             ----------------------------------
                                             Kristina A. Heffner
-------------------------------------------
Notary Public
State of Nevada        [State Seal]
County of Clark
Kristina A. Heffner
My appointment expires on Oct. 20, 1996
-------------------------------------------


8.       CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

                  I, Donald Bradley hereby accept appointment as Resident Agent for the above named corporation.

December 5, 1995
                                             /s/ Donald Bradley
                                             ----------------------------------
                                             Donald Bradley